UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI 48033

(Address of principal executive offices)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	LEA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of the chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Election of directors
Mei-Wei Cheng	54,170,259	379,569	18,490	975,446
Jonathan F. Foster	50,462,915	4,084,062	21,341	975,446
Bradley M. Halverson	53,704,343	842,787	21,188	975,446
Mary Lou Jepsen	53,871,428	678,901	17,989	975,446
Roger A. Krone	54,198,288	347,510	22,520	975,446
Patricia L. Lewis	54,167,756	378,862	21,700	975,446
Kathleen A. Ligocki	53,890,620	659,717	17,981	975,446
Conrad L. Mallett, Jr.	50,725,647	3,823,686	18,985	975,446
Raymond E. Scott	54,192,096	357,772	18,450	975,446
Gregory C. Smith	51,366,370	3,182,988	18,960	975,446

Ratification of appointment of independent registered public accounting firm	53,727,368	1,793,859	22,537	N/A

Advisory approval of Lear Corporation’s executive compensation	48,545,933	5,892,405	129,980	975,446

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: May 20, 2022	By:	/s/ Jason M. Cardew
	Name:	Jason M. Cardew
	Title:	Senior Vice President and Chief Financial Officer